UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2011
TESORO LOGISTICS LP
(Exact name of registrant as specified in its charter)

Delaware	1-35143	27-4151603

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
19100 Ridgewood Pkwy
San Antonio, Texas 78259-1828
(Address of principal executive offices, including zip code)
(210) 626-6000
(Registrant’s telephone number,
including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On April 26, 2011, Tesoro Logistics LP (the “Partnership”) completed its initial public offering (the “Offering”) of 14,950,000 common units representing limited partner interests (“Common Units”) at $21.00 per Common Unit pursuant to a Registration Statement on Form S-1, as amended (File No. 333-171525) initially filed by the Partnership with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on January 4, 2011. The material provisions of the Offering are described in the prospectus, dated April 19, 2011, filed with the Commission on April 21, 2011, pursuant to Rule 424(b) under the Securities Act (the “Prospectus”).
     Credit Agreement
     On April 26, 2011, the Partnership entered into a senior secured revolving credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, and a syndicate of banks and financial institutions as lenders. The Credit Agreement provides for total revolving loan availability of $150 million and permits the Partnership to request that the availability be increased up to an aggregate of $300 million, subject to receiving increased commitments from the lenders. The Credit Agreement is guaranteed by all of the Partnership’s subsidiaries and secured by substantially all of the assets of the Partnership and its subsidiaries. The Credit Agreement is scheduled to mature on April 25, 2014.
     Borrowings under the Credit Agreement will bear interest at either a base rate (3.25% at April 26, 2011), plus the applicable margin, or a Eurodollar rate (0.21% at April 26, 2011), plus an applicable margin. The applicable margin at April 26, 2011, was 1.50% in the case of the base rate and 2.50% in the case of the Eurodollar rate but will generally vary based upon the Partnership’s Consolidated Leverage Ratio, as defined in the Credit Agreement.
     The Credit Agreement contains customary affirmative and negative covenants that, among other things, limit or restrict the Partnership’s ability (as well as the ability of the Partnership’s subsidiaries) to:
•	incur additional debt, subject to customary carve outs for certain permitted additional debt, or incur certain liens on assets, subject to customary carve outs for certain permitted liens;

•	make certain cash distributions, provided that we may make quarterly distributions of available cash so long as no default under the Credit Agreement then exists or would result therefrom, and provided that no more than $20 million may be drawn on the revolving credit facility to fund such quarterly distributions;

•	dispose of assets in excess of an annual threshold amount;

•	make certain amendments, modifications or supplements to organization documents and material contracts;

•	engage in certain business activities;

•	engage in certain mergers or consolidations and transfers of assets; and

•	enter into non-arm’s-length transactions with affiliates.
     The Credit Agreement also contains financial covenants. Under these covenants, the Partnership cannot:
•	permit the ratio of our consolidated EBITDA to our consolidated interest charges as of the end of any fiscal quarter, for the immediately preceding four quarter period, to be less than 3.00 to 1.00; or

•	permit the ratio of our consolidated funded debt to our consolidated EBITDA as of the end of any fiscal quarter, for the immediately preceding four quarter period, to be greater than 4.50 to 1.00 during a temporary period from the date of consummation of certain acquisitions (as described in the Credit Agreement) until the last day of the third consecutive quarter following such acquisitions, and greater than 4.00 to 1.00 at all other times.
     The foregoing description is not complete and is qualified in its entirety by reference to the full Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

     Contribution, Conveyance and Assumption Agreement
     The description of the Contribution Agreement (as defined below) provided below under Item 2.01 is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
     Omnibus Agreement
     On April 26, 2011, in connection with the closing of the Offering, we entered into an Omnibus Agreement (the “Omnibus Agreement”) with our general partner, Tesoro Logistics GP, LLC (the “General Partner”), and Tesoro Corporation (“Tesoro”), Tesoro Refining and Marketing Company (“TRMC”), Tesoro Alaska Company (“Tesoro Alaska” and, together with Tesoro and TRMC, the “Tesoro Parties”) and Tesoro Companies, Inc. (“TCI”), that addresses the following matters:
•	our obligation to pay Tesoro an annual corporate services fee, initially in the amount of $2.5 million, for the provision by Tesoro and its subsidiaries of certain centralized corporate services. This fee is in addition to certain expenses of the General Partner and its affiliates (including Tesoro) that are reimbursed in accordance with our Partnership Agreement;

•	our agreement to reimburse Tesoro for all other direct or allocated costs and expenses incurred by Tesoro or its affiliates on our behalf;

•	the Tesoro Parties’ agreement not to compete with us under certain circumstances;

•	our right of first offer to acquire certain logistics assets of the Tesoro Parties;

•	the obligation of Tesoro Alaska and TRMC to indemnify us for certain claims, losses and expenses we incur attributable to, among other matters, certain environmental, title, tax and other liabilities relating to assets contributed by Tesoro and its subsidiaries to us, and our obligation to indemnify Tesoro and its subsidiaries for certain claims, losses or expenses incurred by Tesoro or its subsidiaries attributable to the ownership and operation of our assets;

•	TRMC’s obligation to reimburse us for certain costs in excess of agreed thresholds incurred in connection with renewing our current control center services agreement, entering into a new similar agreement with another third party or providing replacement services; and

•	the granting of a license from Tesoro to us with respect to use of the Tesoro name and trademark.
     So long as Tesoro controls our general partner, the Omnibus Agreement will remain in full force and effect unless mutually terminated by the parties. If Tesoro ceases to control our general partner, either party may terminate the Omnibus Agreement, provided that the indemnification obligations of Tesoro Alaska and TRMC made under the Omnibus Agreement will remain in full force and effect in accordance with their terms.
     The foregoing description is not complete and is qualified in its entirety by reference to the Omnibus Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.
     Operational Services Agreement
     On April 26, 2011, in connection with the closing of the Offering, the General Partner and certain of our subsidiaries, Tesoro Logistics Operations LLC (the “Operating Company”) and Tesoro High Plains Pipeline Company LLC (“Tesoro HP” and, together with the General Partner and the Operating Company, the “Logistics Group”), entered into an Operational Services Agreement (the “Operational Services Agreement”) with Tesoro Alaska, TRMC, and TCI (Tesoro Alaska, TRMC and TCI being referred to in this paragraph as the “Tesoro Group”) under which the Tesoro Group will provide our pipelines, terminals and storage facilities with certain operational services, such as communications, electricity, software services, security, fire and safety, maintenance and certain environmental services. The Logistics Group will reimburse the Tesoro Group for direct costs incurred by the Tesoro Group in providing these services, except to the extent that the Tesoro Group otherwise provides such services in support of its own assets. In addition, the Logistics Group will pay the Tesoro Group an annual service fee, initially in the amount of $0.3 million (prorated for the first year of services), for services performed by certain of the Tesoro Group’s field-level employees at our Mandan terminal and Salt Lake City storage facility.
     The foregoing description is not complete and is qualified in its entirety by reference to the Operational Services Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

     High Plains Pipeline System Transportation Services Agreement
     On April 26, 2011, in connection with the closing of the Offering, Tesoro HP entered into a pipeline transportation services agreement (the “High Plains Pipeline System Transportation Services Agreement”) with TRMC under which Tesoro HP will transport crude oil on its High Plains pipeline system to TRMC’s Mandan refinery. Under the agreement, TRMC is obligated to transport an average of at least 49,000 barrels per day (“bpd”) of crude oil per month at the North Dakota Public Service Commission committed rates from North Dakota origin points to TRMC’s Mandan refinery. Tesoro HP will also charge TRMC an uncommitted pumpover services fee of approximately $0.15 per barrel on each barrel that Tesoro HP injects into its High Plains pipeline system from adjacent tanks, as well as uncommitted gathering fees that vary by gathering pipeline segment for each barrel of crude oil gathered by Tesoro HP’s collector pipelines feeding our main pipeline system. If TRMC fails to transport aggregate volumes from North Dakota origin points to the refinery equal to its minimum throughput commitment during any calendar month, TRMC will owe Tesoro HP a shortfall payment equal to the volume of the shortfall multiplied by the weighted average committed tariff rate paid by TRMC for that month. The amount of any shortfall payment paid by TRMC will be credited against any amounts owed by TRMC for the transportation of volumes from North Dakota origin points in excess of its minimum throughput commitment during any of the succeeding three months.
     The foregoing description is not complete and is qualified in its entirety by reference to the High Plains Pipeline System Transportation Services Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.
     Trucking Transportation Services Agreement
     On April 26, 2011, in connection with the closing of the Offering, the Operating Company entered into a trucking transportation services agreement (the “Trucking Transportation Services Agreement”) with TRMC under which the Operating Company will coordinate the collection, transportation and delivery of crude oil acquired by TRMC in Montana and North Dakota and intended for delivery by truck into Tesoro HP’s High Plains pipeline system or other delivery points as mutually agreed upon. The Operating Company will also provide TRMC with related accounting and data services under the agreement. For these services, TRMC will pay the Operating Company an initial $2.72 per-barrel transportation fee and is obligated to use the Operating Company’s trucking services for a minimum volume of crude oil equal to an average of 22,000 bpd per month. The Operating Company will also charge TRMC separate uncommitted tank usage fees of approximately $0.15 per barrel on each barrel that is delivered by truck to the Operating Company’s proprietary tanks located adjacent to injection points along Tesoro HP’s High Plains pipeline system. If TRMC fails to use the Operating Company to gather, transport and deliver an amount of crude oil equal to its minimum throughput commitment during any calendar month, then TRMC will pay the Operating Company a shortfall payment equal to the volume of the shortfall multiplied by the per-barrel transportation fee. The amount of any shortfall payment paid by TRMC will be credited against any amounts owed by TRMC for volumes the Operating Company gathers, transports and delivers in excess of TRMC’s minimum throughput commitment during any of the succeeding three months.
     The foregoing description is not complete and is qualified in its entirety by reference to the Trucking Transportation Services Agreement, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated herein by reference.
     Master Terminalling Agreement
     On April 26, 2011, in connection with the closing of the Offering, the Operating Company entered into a master terminalling services agreement (the “Master Terminalling Agreement”) with TRMC and Tesoro Alaska (collectively referred to in this paragraph as the “Tesoro Parties”) under which the Tesoro Parties will throughput minimum volumes of refined products equal to an aggregate average of 100,000 bpd per month at the Operating Company’s eight refined products terminals. The Operating Company and the Tesoro Parties have assigned a minimum stipulated volume to each terminal, and the Operating Company is obligated to make available to the Tesoro Parties sufficient storage and throughput capacity at each terminal to allow the Tesoro Parties to throughput the applicable stipulated volume of refined products at each of the terminals. The Operating Company will charge throughput fees for each barrel distributed through its terminals in addition to separate fees, ranging from $0.07 to $1.05 per barrel, for providing ancillary services such as ethanol blending and additive injection. If the Tesoro Parties fail to throughput an amount of refined products equal to its minimum throughput commitment during any calendar month, then the Tesoro Parties will pay the Operating Company a shortfall payment equal to the volume of the shortfall multiplied by the weighted average throughput fee (including any ancillary services fees) incurred by the Tesoro Parties during that month. The amount of any shortfall payment paid by the Tesoro Parties will be credited against any payments owed by the Tesoro Parties during any of the following three months to the extent that the Tesoro Parties’ throughput exceeds their minimum throughput commitment for that month.

     The foregoing description is not complete and is qualified in its entirety by reference to the Master Terminalling Agreement, which is filed as Exhibit 10.8 to this Current Report on Form 8-K and incorporated herein by reference.
     Salt Lake City Short-Haul Pipelines Transportation Services Agreement
     On April 26, 2011, in connection with the closing of the Offering, the Operating Company entered into a short-haul pipeline transportation services agreement (the “SLC Short-Haul Pipelines Transportation Services Agreement”) with TRMC under which TRMC will pay an initial transportation fee of $0.25 per-barrel for transporting minimum volumes of crude oil and refined products equal to an average of 54,000 bpd per month on the Operating Company’s five Salt Lake City short-haul pipelines. If TRMC fails to ship an amount of crude oil and refined products equal to its full minimum throughput commitment during any calendar month, then TRMC will pay the Operating Company a shortfall payment equal to the volume of the shortfall multiplied by the per-barrel transportation fee. The amount of any shortfall payment paid by TRMC will be credited against any amounts owed by TRMC for the transportation of volumes in excess of its minimum throughput commitment on the Operating Company’s five Salt Lake City short-haul pipelines during any of the succeeding three months.
     The foregoing description is not complete and is qualified in its entirety by reference to the full text of the SLC Short-Haul Pipelines Transportation Services Agreement, which is filed as Exhibit 10.9 to this Current Report on Form 8-K and incorporated herein by reference.
     Salt Lake City Storage and Transportation Services Agreement
     On April 26, 2011, in connection with the closing of the Offering, the Operating Company entered into a storage and transportation services agreement (the “SLC Storage and Transportation Services Agreement”), with TRMC under which TRMC will pay the Operating Company an initial $0.50 per-barrel fee per month for storing crude oil and refined products at the Operating Company’s Salt Lake City storage facility and transporting crude oil and refined products between the storage facility and TRMC’s Salt Lake City refinery through the Operating Company’s four interconnecting pipelines. TRMC’s fees under this agreement are for the exclusive use of the existing shell capacity of the storage facility (currently 878,000 barrels) and the existing capacity on the Operating Company’s four interconnecting pipelines, regardless of whether TRMC fully utilizes all of its contracted capacity.
     The foregoing description is not complete and is qualified in its entirety by reference to the SLC Storage and Transportation Services Agreement, which is filed as Exhibit 10.10 to this Current Report on Form 8-K and incorporated herein by reference.
     Terminal Sublease
     On April 26, 2011, in connection with the closing of the Offering, one of our subsidiaries, Tesoro Alaska Logistics LLC (“TAL”), entered into a sublease (the “Terminal Sublease”) with Tesoro Alaska under which TAL agreed to lease a portion of our terminal located in Anchorage, Alaska, from Tesoro Alaska. This sublease will expire on December 31, 2011 and we may, at our option, extend the term of the lease for up to three additional lease terms of five years each, subject to the renewal of Tesoro Alaska’s master lease with the Alaska Railroad Corporation for the property.
     The foregoing description is not complete and is qualified in its entirety by reference to the full text of theTerminal Sublease, which is filed as Exhibit 10.11 to this Current Report on Form 8-K and incorporated herein by reference.
     Relationships
     Each of the Partnership, the General Partner, TRMC, Tesoro Alaska, TCI, the Operating Company, TAL and Tesoro HP is a direct or indirect subsidiary of Tesoro. As a result, certain individuals, including officers and directors of Tesoro and the General Partner, serve as officers and/or directors of more than one of such other entities. As described in Item 2.01 below, the General Partner, as the general partner of the Partnership, holds 622,649 general partner units of the Partnership, which represents a 2% interest in the Partnership and Tesoro, together with TRMC and Tesoro Alaska, holds 304,890 Common Units and 15,254,890 subordinated units of the Partnership (“Subordinated Units”), which represent an approximate 50% interest, excluding the general partner interest, in the Partnership.
     In addition, some of the lenders under our Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Tesoro and its subsidiaries or the Partnership or its subsidiaries. Affiliates of Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, the representatives of the underwriters in the Offering, are lenders under Tesoro’s revolving credit facility and lenders under our revolving credit facility.

Item 2.01	Completion of Acquisition or Disposition of Assets.
     Contribution, Conveyance and Assumption Agreement
     On April 26, 2011, in connection with the closing of the Offering, the Partnership entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with the General Partner, the Operating Company, Tesoro, Tesoro Alaska, TRMC, and Tesoro HP. Immediately prior to the closing of the Offering, the following transactions, among others, occurred pursuant to the Contribution Agreement:
•	Tesoro contributed to the General Partner, as a capital contribution, a limited liability company interest in Tesoro HP with a value equal to (a) 2.0% of the equity value of the Partnership immediately after the closing of the Offering and (b) $50 million;

•	the General Partner contributed to the Partnership, as a capital contribution, its limited liability company interest in Tesoro HP in exchange for (a) 622,649 general partner units representing an aggregate 2% general partner interest in the Partnership, (b) all the incentive distribution rights of the Partnership and (c) the right to receive a $50 million distribution from borrowings under the Partnership’s Credit Agreement (as defined herein);

•	Tesoro contributed to the Partnership, as a capital contribution, its remaining limited liability company interest in Tesoro HP in exchange for (a) 1,002,938 Common Units and 6,785,124 Subordinated Units, representing an approximate aggregate 25.0% limited partner interest in the Partnership, and (b) the right to receive approximately $107 million in proceeds from the Offering, of which $0.2 million was to reimburse Tesoro for certain capital expenditures incurred by Tesoro with respect to Tesoro HP;

•	TRMC contributed to the Partnership, as a capital contribution, its 100% limited liability company interest in the Operating Company in exchange for (a) 1,169,195 Common Units and 7,909,891 Subordinated Units, representing an approximate aggregate 29% limited partner interest in the Partnership, and (b) the right to receive approximately $125 million in proceeds from the Offering, of which approximately $2 million was to reimburse TRMC for certain capital expenditures incurred by TRMC with respect to the Partnership-bound assets owned by the Operating Company;

•	Tesoro Alaska contributed to the Partnership, as a capital contribution, its 100% limited liability company interest in Tesoro Alaska Logistics LLC in exchange for (a) 82,757 Common Units and 559,875 Subordinated Units, representing an approximate aggregate 2% limited partner interest in the Partnership, and (b) the right to receive approximately $9 million in proceeds from the Offering, of which $0.1 million was to reimburse Tesoro Alaska for certain capital expenditures incurred by Tesoro Alaska with respect to the Partnership-bound assets owned by Tesoro Alaska; and

•	The net proceeds from the exercise by the underwriters of their option to purchase additional Common Units from us in the Offering were used to redeem, in partial consideration of their respective contributions of assets to us, 867,328 Common Units from Tesoro, 1,011,105 Common Units from TRMC and 71,567 Common Units from Tesoro Alaska at a price per Common Unit equal to the proceeds per Common Unit in the Offering before expenses but after deducting underwriting discounts and the structuring fee, as described in the Prospectus under the section entitled “Use of Proceeds,” which is incorporated herein by reference.
     These transfers and distributions were made in a series of steps outlined in the Contribution Agreement. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The description of the Credit Agreement described above under Item 1.01 is incorporated in this Item 2.03 by reference. A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
     The description in Item 2.01 above of the issuance by the Partnership on April 26, 2011 in connection with the consummation of the transactions contemplated by the Contribution Agreement is incorporated in this Item 3.02 by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities

Act afforded by Section 4(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.
     Each of the Subordinated Units granted under the Contribution Agreement will convert into one Common Unit and then will participate pro rata with the other Common Units in distributions of available cash at the end of the subordination period. Unless earlier terminated pursuant to the terms of our Partnership Agreement (as defined below), the subordination period will extend until the first business day of any quarter, beginning with the quarter ending June 30, 2014, that the Partnership meets the financial tests set forth in the Partnership Agreement, but may end sooner if the Partnership meets additional financial tests. The description of the subordination period contained in the section entitled “Provisions of our Partnership Agreement Relating to Cash Distributions—Subordination Period” of the Prospectus is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Tesoro Logistics LP 2011 Long-Term Incentive Plan
     In connection with the Offering, the board of directors of the General Partner adopted the Tesoro Logistics LP 2011 Long-Term Incentive Plan (the “2011 LTIP” or “Plan”). Awards under the 2011 LTIP are available for employees, consultants and directors of the General Partner and any of their affiliates who perform services for the Partnership. The 2011 LTIP allows for awards of options, restricted units, phantom units, distribution equivalent rights, substitute awards, unit appreciation rights and unit awards. The Plan limits the number of units that may be delivered pursuant to awards under the 2011 LTIP to 750,000.
     The Plan generally provides that it is to be administered by the board of directors of the General Partner. The General Partner’s board of directors in its discretion may amend, alter, suspend, discontinue, or terminate the Plan in any manner without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person. The Board shall obtain security holder approval of any Plan amendment to the extent necessary to comply with applicable law or securities exchange listing standards or rules. No change in any grant may be made that would materially reduce the rights or benefits of the participants without the consent of the participant. The description of the 2011 LTIP contained in the section entitled “Management—Compensation Discussion and Analysis” of the Prospectus is incorporated herein by reference.
     The foregoing description is not complete and is qualified in its entirety by reference to the 2011 LTIP, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     First Amended and Restated Agreement of Limited Partnership of Tesoro Logistics LP
     On April 26, 2011, in connection with the closing of the Offering, the Partnership amended and restated its Agreement of Limited Partnership and entered into its First Amended and Restated Agreement of Limited Partnership (as amended and restated, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the Prospectus in the section entitled “The Partnership Agreement” and is incorporated herein by reference.
     The foregoing description is not complete and is qualified in its entirety by reference to the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.
     Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC
     On April 25, 2011, the General Partner amended and restated its Limited Liability Company Agreement (as amended, the “LLC Agreement”). The amendments to the LLC Agreement included, among other things, changes to the rights of the sole member and for management of the General Partner by a board of directors.
     The foregoing description is not complete and is qualified in its entirety by reference to the LLC Agreement, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

3.1	First Amended and Restated Agreement of Limited Partnership of Tesoro Logistics LP, dated April 26, 2011.

3.2	Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC, dated April 25, 2011.

10.1	Credit Agreement, dated as of April 26, 2011, among Tesoro Logistics LP, Bank of America, N.A., as administrative agent, L/C Issuer and lender, and the other lenders party thereto.

10.2	Contribution, Conveyance and Assumption Agreement, dated as of April 26, 2011, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Logistics Operations LLC, Tesoro Corporation, Tesoro Alaska Company, Tesoro Refining and Marketing Company and Tesoro High Plains Pipeline Company LLC.

#10.3	Tesoro Logistics LP 2011 Long-Term Incentive Plan, adopted as of March 31, 2011.

10.4	Omnibus Agreement, dated as of April 26, 2011, among Tesoro Corporation, Tesoro Refining and Marketing Company, Tesoro Companies, Inc., Tesoro Alaska Company, Tesoro Logistics LP and Tesoro Logistics GP, LLC.

10.5	Operational Services Agreement, dated as of April 26, 2011, among Tesoro Companies, Inc., Tesoro Refining and Marketing Company, Tesoro Alaska Company, Tesoro Logistics GP, LLC, Tesoro Logistics Operations LLC and Tesoro High Plains Pipeline Company LLC.

10.6	Transportation Services Agreement (High Plains Pipeline System), dated as of April 26, 2011, between Tesoro High Plains Pipeline Company LLC and Tesoro Refining and Marketing Company.

10.7	Trucking Transportation Services Agreement, dated as of April 26, 2011, between Tesoro Logistics Operations LLC and Tesoro Refining and Marketing Company.

†10.8	Master Terminalling Services Agreement, dated as of April 26, 2011, among Tesoro Refining and Marketing Company, Tesoro Alaska Company and Tesoro Logistics Operations LLC.

10.9	Transportation Services Agreement (SLC Short Haul Pipelines), dated as of April 26, 2011, between Tesoro Logistics Operations LLC and Tesoro Refining and Marketing Company.

10.10	Salt Lake City Storage and Transportation Services Agreement, dated as of April 26, 2011, between Tesoro Refining and Marketing Company and Tesoro Logistics Operations LLC.

10.11	Terminal Sublease, dated as of April 26, 2011, between Tesoro Alaska Company, as Landlord, and Tesoro Alaska Logistics LLC, as Tenant.

#	Compensatory plan or arrangement

†	Confidential treatment has been granted for certain portions of this Exhibit pursuant to a confidential treatment order granted by the Securities and Exchange Commission. Such portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: April 29, 2011

TESORO LOGISTICS LP By: Tesoro Logistics GP, LLC its General Partner
By:	/s/ CHARLES S. PARRISH
Charles S. Parrish
Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit
Number	Description

3.1	First Amended and Restated Agreement of Limited Partnership of Tesoro Logistics LP, dated April 26, 2011.

3.2	Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC, dated April 25, 2011.

10.1	Credit Agreement, dated as of April 26, 2011, among Tesoro Logistics LP, Bank of America, N.A., as administrative agent, L/C Issuer and lender, and the other lenders party thereto.

10.2	Contribution, Conveyance and Assumption Agreement, dated as of April 26, 2011, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Logistics Operations LLC, Tesoro Corporation, Tesoro Alaska Company, Tesoro Refining and Marketing Company and Tesoro High Plains Pipeline Company LLC.

#10.3	Tesoro Logistics LP 2011 Long-Term Incentive Plan, adopted as of March 31, 2011.

10.4	Omnibus Agreement, dated as of April 26, 2011, among Tesoro Corporation, Tesoro Refining and Marketing Company, Tesoro Companies, Inc., Tesoro Alaska Company, Tesoro Logistics LP and Tesoro Logistics GP, LLC.

10.5	Operational Services Agreement, dated as of April 26, 2011, among Tesoro Companies, Inc., Tesoro Refining and Marketing Company, Tesoro Alaska Company, Tesoro Logistics GP, LLC, Tesoro Logistics Operations LLC and Tesoro High Plains Pipeline Company LLC.

10.6	Transportation Services Agreement (High Plains Pipeline System), dated as of April 26, 2011, between Tesoro High Plains Pipeline Company LLC and Tesoro Refining and Marketing Company.

10.7	Trucking Transportation Services Agreement, dated as of April 26, 2011, between Tesoro Logistics Operations LLC and Tesoro Refining and Marketing Company.

†10.8	Master Terminalling Services Agreement, dated as of April 26, 2011, among Tesoro Refining and Marketing Company, Tesoro Alaska Company and Tesoro Logistics Operations LLC.

10.9	Transportation Services Agreement (SLC Short Haul Pipelines), dated as of April 26, 2011, between Tesoro Logistics Operations LLC and Tesoro Refining and Marketing Company.

10.10	Salt Lake City Storage and Transportation Services Agreement, dated as of April 26, 2011, between Tesoro Refining and Marketing Company and Tesoro Logistics Operations LLC.

10.11	Terminal Sublease, dated as of April 26, 2011, between Tesoro Alaska Company, as Landlord, and Tesoro Alaska Logistics LLC, as Tenant.

#	Compensatory plan or arrangement

†	Confidential treatment has been granted for certain portions of this Exhibit pursuant to a confidential treatment order granted by the Securities and Exchange Commission. Such portions have been omitted and filed separately with the Securities and Exchange Commission.